Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

YogaWorks, Inc.

Los Angeles, California

We hereby consent to the incorporation by reference in this Registration Statement of our report dated April 18, 2017, except the third paragraph in Note 1 and the fifth paragraph in Note 16, as to which the date is July 14, 2017, relating to the consolidated financial statements of YogaWorks, Inc. (“Company“), appearing in the Company’s Prospectus dated August 10, 2017 relating to the Registration Statement (No. 333-218950) on Form S-1, as amended.

/s/ BDO USA, LLP

Los Angeles, California

August 15, 2017